UNIGENE LABORATORIES, INC.
                           DIRECTORS STOCK OPTION PLAN
1.   Purpose of the Plan.

     The purpose of the Directors Stock Option Plan of Unigene Laboratories, Inc., is to promote the interests of the Company by enhancing the Company's ability to attract and retain as non-employee directors persons of experience and ability, and to encourage the highest level of non-employee director performance by providing such directors with a proprietary interest in the Company's growth and financial success.

2. Definitions.

     (a)  "Board" means the Board of Directors of the Company.
     (b) "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.
     (c) "Committee" means a committee consisting of members of the Board who shall be appointed by the Board from time to time, none of whom shall be eligible to participate in the Plan. Members of the Committee shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board.
     (d) "Common  Stock"  means the $.01 par value  common stock of the Company.
     (e) "Company"  means Unigene  Laboratories,  Inc.
     (f)  "Date of Grant" means the date of grant of an Option.
     (g) "Election Date" means the day of the initial election or appointment to the Board (whether by the stockholders of the Company or the Board) of a Non-employee Director.
     (h) "Non-employee Director" means a member of the Board who is not an Employee at the time that a grant of an Option is made to such person under the terms of the Plan.
     (i) "Employee" means any full-time employee of the Company, or any present or future parent or subsidiary of the Company.
     (j) "Fair Market Value" means the last sale price of Common Stock immediately prior to the close of business on the date Fair Market Value is to be determined as reported by the Nasdaq Stock Market, or, if the Common Stock is not subject to last sale reporting, the average of the bid and asked quotations as reported by the Nasdaq Stock Market at the close of business on such date. If no such last sale report or quotations are available on such date, such determination shall be made as of the next preceding date on which a last sale report or quotations were available.
     (k) "1994 Plan" means the 1994 Outside Directors Stock Option Plan of the Company.
     (l)  "Option"  means a right  granted to  purchase  Common  Stock under the
          Plan.
     (m)  "Participant" means a Non-employee Director who holds an Option.
     (n) "Plan" means the Directors Stock Option Plan of the Company as set forth herein and as it may be amended from time to time.
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3.   Shares of Common Stock Eligible for Issuance Under the Plan.

     (a) Subject to the provisions of Section 7, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to exercise of Options under the Plan shall not exceed 350,000 shares. Such shares may be either authorized but unissued shares or treasury shares.
     (b) In the event that an Option previously granted shall for any reason expire or be terminated without being exercised in whole or in part, the unpurchased shares of Common Stock subject to the Option shall be restored to the total number of shares of Common Stock with respect to which Options may be granted under the Plan.
4.   Administration of the Plan.

     (a) The Plan shall be administered by the Committee, which shall have the sole and complete authority to interpret the Plan and amend and rescind rules and to make all other determinations necessary for the Plan's administration.
     (b)  All  action  taken  by  the  Committee  in  the   administration   and
          interpretation of the Plan shall be final and binding on all concerned.
     (c) The Committee may designate officers or employees of the Company to assist the Committee in the administration of the Plan and to execute documents on behalf of the Committee, and the Committee may delegate to such officers and employees such other ministerial and limited discretion duties as it sees fit.


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 5. Eligibility and Awards.

     (a) Only directors of the Company who are Non-employee Directors shall be eligible to participate in the Plan.

     (b)  Options shall be granted under the Plan as follows:

          (i) on the Election Date of a Non-employee Director that occurs on or after the effective date of the Plan, such Non-employee Director shall be granted an Option to purchase 21,000 shares of Common Stock (an "Initial Option");

          (ii) commencing on May 1, 1999, and on each succeeding May 1st thereafter, each Non-employee Director shall be granted an Option to purchase 10,000 shares of Common Stock if such Non-employee Director has served as a Non-employee Director for at least six months prior to each May 1st (an "Additional Option").

     (c) Each Option shall be evidenced by a written instrument that includes such terms and conditions, consistent with the Plan, as the Committee may determine (a "Stock Option Agreement").

 6. Terms and  Conditions  of Options.

     (a) The purchase price of Common Stock under each Option shall be equal to the Fair Market Value of the Common Stock on the Date of Grant.

     (b) Each Option shall expire on the tenth anniversary of its Date of Grant, unless it expires sooner pursuant to the provisions of the Plan or the Stock Option Agreement.

     (c) Each Initial Option shall become exercisable with respect to 7,000 shares on each of the first, second and third anniversaries of its Date of Grant. Each Additional Option shall become exercisable with respect to all 10,000 shares of Common Stock on the first anniversary of its Date of Grant. In no event, however, shall any Option become exercisable with respect to any shares of Common Stock after the Participant ceases to be a director of the Company for any reason.

     (d) Any Option that has not theretofore expired shall terminate 90 days following the termination of the Participant's service as a director of the Company for any reason, and no shares of Common Stock may thereafter be purchased pursuant to such Option, except that:

          (i) Upon the resignation of a Participant as a director due to disability, the Participant may, within a 180-day period after the date of such termination, purchase all or any part of the shares of Common Stock that such Participant was entitled to purchase under such Option on the date of such termination.

          (ii) Upon the death of a Participant while serving as a director or within the 90-day period referred to above, the Participant's estate or the person to whom such Participant's rights under the Option are transferred by will or the laws of descent and distribution may, within a 180-day period after the date of such Participant's death, purchase all or any part of the shares of Common Stock that such Participant was entitled to purchase under such Option on the date of death.

     (e) Upon the exercise of an Option, the purchase price shall be payable in full in cash; provided, however, that the Committee may determine acceptable methods for tendering shares of Common Stock in payment of the exercise price, and may impose such other limitations and prohibitions on the tendering of such shares as it deems appropriate. Any shares so tendered to the Company in payment or partial payment of the purchase price shall be valued at their Fair Market Value on the exercise date.

     (f) No Option shall be exercisable in whole or in part and no certificates representing shares of Common Stock subject to the Option shall be delivered,

          (i) If any requisite approval or consent of any governmental authority having jurisdiction over the exercise of Options shall not have been secured or if the issuance of shares of Common Stock subject to the Option would violate any federal, state or local law, regulation or order;

          (ii) At any time that the Common Stock of the Company is listed on a stock exchange or the Nasdaq Stock Market, if the shares of Common Stock subject to the Option shall not have been effectively listed on such exchange or the Nasdaq Stock Market, unless the Company is advised by its counsel that such listing is not required; or

          (iii)At any time that the Company shall determine that any applicable withholding tax or other withholding obligations have not been satisfied.


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7.   Adjustment    Provisions.
     If any subdivision or combination of shares of Common Stock or any stock dividend, capital reorganization or recapitalization occurs after the effective date of the Plan, the Committee shall make such proportionate adjustments as are appropriate in the number of shares of Common Stock that may be issued under
Section 3 and in the purchase price of, and the number of shares underlying, outstanding Options in order to prevent the dilution or enlargement of the rights of each Participant.

8.   Effect of Merger or Other Reorganization.

     If the Company dissolves, sells substantially all of its assets, is acquired in a stock-for-stock or securities exchange, or is a party to a merger, consolidation or other reorganization in which it is not the surviving corporation, then each Option shall be exercisable in full for a period commencing upon the date the action of the stockholders (or of the Board, if stockholder action is not required) is taken to approve the transaction and ending on the date of consummation of such transaction, and upon the expiration of that period all Options and all rights with respect thereto shall automatically terminate; except that, if following such approval no such transaction is consummated, all outstanding Options not exercised during the period will be restored to their original vesting schedule.

9.   General Provisions.

     (a) Nothing in the Plan or in any instrument executed pursuant to the Plan shall confer upon any Participant any right to continue to serve as a director of the Company.

     (b) No shares of Common Stock shall be issued pursuant to the exercise of an Option unless and until all requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges or the Nasdaq Stock Market upon which the Common Stock may be listed, have been fully satisfied. As a condition precedent to the issuance of shares pursuant to the exercise of an Option, the Company may require the Participant to take any reasonable action to meet such requirements.

     (c) No Participant shall be entitled to the rights and privileges of stock ownership relating to any shares of Common Stock underlying an Option granted hereunder until such Option is exercised and the shares are issued.

     (d) Each Option is personal to the grantee, is not transferable by the Participant other than by will or by the laws of descent and distribution or a "qualified domestic relations order" as defined by the Code, and is exercisable, during the Participant's lifetime, only by the Participant or his legal representative.


10.  Amendment and Termination.
     The Board shall have the power, in its sole discretion, to amend, suspend or terminate the Plan at any time; provided that no such amendment, suspension or termination of the Plan shall, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Option previously granted under the Plan.

11.  Effective  Date and Duration of Plan.
     This Plan shall become effective on the date that it is approved by stockholders of the Company at the Company's 1999 Annual Meeting. No Option shall be granted under the Plan after the tenth anniversary of such effective date or, if earlier, the termination of the Plan pursuant to Section 10.

12.  Termination of 1994 Plan.
     On the effective date of the Plan, the 1994 Plan shall terminate, except for currently issued and outstanding options that shall remain outstanding and subject to the terms of the 1994 Plan.